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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                              PRESS RELEASE
April 30, 1998

Contact:       MEDSTONE INTERNATIONAL, INC.
               David V. Radlinski
               Chairman and Chief Executive Officer
               (714) 448-7700  Ext. 235

                  MEDSTONE RECEIVES RECOMMENDATION FOR APPROVAL
                   FROM FDA PANEL FOR TREATMENT OF GALLSTONES

      ALISO VIEJO, California, April 30, 1998 --- Medstone International, Inc. (NASDAQ: MEDS) has been notified that the FDA's Gastroenterology and Urology Device Advisory Panel has recommended conditional approval of the Medstone's submission to treat gallstones using the Company's lithotripter, in combination with Actigall, a drug used to dissolve gallstones. The condition to approval is that Medstone performs a post-approval study.

      "The recommendation for approval is another step along the approval trail. This step was taken after many years of hard work by a group of talented people. We believe this combined therapy will be a valuable tool for the physicians in treating certain patients with gallstones," said David V. Radlinski, Chairman and Chief Executive Officer.

      Medstone, as the only vertically integrated extracorporeal shockwave therapy ("ESWT") company, is focused on providing cost effective lithotripsy for treatment of various diseases.




This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1997.

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